                          AMERITECH SENIOR MANAGEMENT
                    RETIREMENT AND SURVIVOR PROTECTION TRUST
                    ----------------------------------------





                              Mayer, Brown & Platt
                                    Chicago

                               TABLE OF CONTENTS
                               -----------------


ARTICLE                                                  PAGE
-------                                                  ----
    I     The Trust and the Plan........................   1
              Name......................................   1
              Definitions...............................   1
              Plan......................................   1
              Plan Administration and Asset
                Management Committee....................   2

   II     Management and Control of Trust Fund Assets...   2
              The Trust Fund............................   2
              Trust Contributions.......................   2
              Investment Guidelines and
                Investment Funds........................   2
              Exercise of Trustee's Duties..............   3
              General Powers............................   3
              Common Fund...............................   5

  III     Accounting and Distribution of Trust Assets...   6
              Employer Accounts.........................   6
              Participant Accounts......................   6
              Statement of Accounts.....................   8
              Benefit Payments..........................   8
              Change in Control.........................   9

   IV     Compensation, Expenses and Liability..........  10
              Compensation and Expenses.................  10
              Liability of Trustee......................  11

    V     Trust Fund Assets.............................  11
              Reversion to Company......................  11
              Claims of Creditors.......................  11
              Claims of Participants....................  12

   VI     Adoption by Subsidiaries......................  12

  VII     Tax Matters...................................  12
              Nature of Trust...........................  12
              Federal and State Reporting
                Requirement.............................  13
              Tax Matters...............................  13

 VIII     Miscellaneous.................................  13
              Disagreement as to Acts...................  13
              Persons Dealing With Trustee..............  13

              Benefits May Not Be Assigned
                or Alienated............................  13
              Evidence..................................  13
              Waiver of Notice..........................  14
              Counterparts..............................  14
              Governing Laws............................  14
              Successors, Etc...........................  14
              Service of Legal Process..................  14
              Action by Company and Subsidiaries........  14

   IX     Changes of Trustee............................  14
              Resignation...............................  14
              Removal of Trustee........................  14
              Duties of Resigned or Removed
                Trustee and of Successor
                Trustee.................................  15

    X     Amendment, Revocation and Termination.........  15
              Amendment and Revocation..................  15
              Termination...............................  16

                          AMERITECH SENIOR MANAGEMENT
                    RETIREMENT AND SURVIVOR PROTECTION TRUST
                    ----------------------------------------


     THIS AGREEMENT, made and entered into at Chicago, Illinois, this 30th day of December, 1988, by American Information Technologies Corporation, a Delaware corporation (the "Company"), and each of its subsidiaries which becomes a party to this Agreement (a "Subsidiary"), and Harris Trust and Savings Bank, as trustee (the "Trustee"),

                                WITNESSETH THAT:
                                ---------------

     WHEREAS, the Company and the Subsidiaries maintain Ameritech Senior Management Retirement and Survivor Protection Plan (the "Plan") to provide retirement and survivor benefits to or on account of certain current and former employees; and

     WHEREAS, the Company and the Subsidiaries desire to establish a grantor trust (as described in section 671 of the Internal Revenue Code of 1986, as amended (the "Code")) to provide for the payment of benefits under the Plan;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, IT IS AGREED that the Trustee hereby accepts its appointment as such, effective as of the day and year first above written.

     IT IS FURTHER AGREED, by and between the parties hereto, as follows:

                                   ARTICLE I
                                   ---------

                             The Trust and the Plan
                             ----------------------

     I-1. Name. This Trust Agreement and Trust hereby evidenced shall be known as Ameritech Senior Management Retirement and Survivor Protection Trust.

     I-2. Definitions. Unless the context clearly requires otherwise, any word, term or phrase used in the Trust shall have the same meaning as is assigned to it under the terms of the Plan.

     I-3. Plan. The Trust has been established, subject to the provisions of Article V, to provide benefits to the Participants under the terms of the Plan. The Secretary of the Company shall deliver to the Trustee a certified copy of the Plan document and a copy of any amendments thereto for convenience of reference, but the rights, powers and duties of the Trustee shall be governed solely by the terms of this Agreement without reference to the provisions of the Plan. A payment under the Trust to a Participant shall, for purposes of the Plan, be deemed a payment under the Plan by the Company or the Subsidiary to whose account such payment is charged under paragraph III-1.

     I-4. Plan Administration and Asset Management Committee. The authority to control and manage the operation of the Plan, as applied to the Company or any Subsidiary, is vested in a committee (the "Plan Committee") appointed by the Company or such Subsidiary; however, all directions to the Trustee under this Agreement shall be made by the Asset Management Committee appointed by the Company's Board of Directors, and all notices from the Trustee shall be made to the Asset Management Committee. The Secretary of the Company will certify the names of the members and provide the Trustee with a specimen signature of each member of the Asset Management Committee. The Trustee may rely on the latest certificate without further inquiry or verification. The Committee shall act by a majority of its then members, by meeting or by writing (either a single document or concurrent documents) signed without meeting. The certificate of a majority of the members of the Committee that it has taken or authorized any action shall be conclusive in favor of any person relying on the certificate. A Committee member may delegate any of his rights, powers or duties with respect to the Trust to any other Committee member who accepts such delegation, provided that written evidence of the delegation and acceptance are filed with the Trustee.

                                   ARTICLE II
                                   ----------

                  Management and Control of Trust Fund Assets
                  -------------------------------------------

     II-1. The Trust Fund. The term "Trust Fund" means all property of every kind held by the Trustee.

     II-2. Trust Contributions. The Company and the Subsidiaries may, from time to time, contribute amounts to the Trustee to be held, invested and distributed in accordance with the provisions of this Agreement.

     II-3. Investment Guidelines and Investment Funds. The Asset Management Committee shall have the power to direct the Trustee with respect to the investment, retention, disposition and reinvestment of the assets of the Trust Fund by writing filed with the Trustee. The Asset Management Committee shall exercise such discretion with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. Unless directed by the Asset Management Committee in accordance with the foregoing sentence, the Trustee shall invest the assets of the Trust Fund, directly or through a common trust fund described in paragraph II-5(c), in short-term fixed income investments including, but not limited to, United States Treasury Bills, commercial paper, banker's acceptances and certificates of deposit.

     II-4. Exercise of Trustee's Duties. Subject to the provisions of paragraph II-3 and Article V, the Trustee shall discharge the duties hereunder solely in the interest of Participants under the Plan, and:

     (a)  for the exclusive purpose of:

           (i) providing benefits to or on account of the Participants; and

          (ii) defraying the reasonable expenses of administering the Trust;

     (b) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

     II-5. General Powers. Subject to the provisions of paragraphs II-3 and II-4, with respect to the Trust Fund, the Trustee shall have the following powers, rights and duties in addition to those provided elsewhere in this Trust Agreement or by law:

     (a) to receive and hold all contributions paid to it by the Company or any Subsidiary; provided, however, that the Trustee shall have no duty to require any contributions to be made, or to determine that any of the contributions received comply with the conditions and limitations of the Plan;

     (b) to apply for, pay premiums on and maintain in force on the lives of Participants individual or group ordinary, term or universal life insurance policies for the benefit of the Participants on whose lives the policies are issued; to acquire such a policy from the Company or a Subsidiary or from the Participant on whose life the policy is issued, but only if the Trustee pays, transfers or otherwise exchanges for the policy no more than the cash surrender value of the policy and the policy is not subject to a mortgage or similar lien which the Trustee would be required to assume; subject to the provisions of paragraph II-6, to dispose of any such policy including a disposition to the Company or a Subsidiary or Participant, provided that, upon such disposition, the Trustee receives an amount which is not less than the cash surrender value of the policy; and to have with respect to such policies all of the rights, powers, options, privileges and benefits usually comprised in the term "incidents of ownership" and normally vested in an insured or owner of such policies; except that the Trustee shall exercise the powers provided in this subparagraph (b) only as directed by the Asset Management Committee;

     (c) to deposit any part or all of the cash and other property of this Trust in any common trust fund, pooled fund or other commingled investment fund maintained by the Trustee for trust investment purposes;

     (d) except as otherwise specifically provided, to have the exclusive authority and discretion to invest and reinvest the Trust Fund in property of any kind, real or personal, other than securities of the Company or any subsidiary or affiliate thereof;

     (e) to manage, operate, sell, contract to sell, convey, exchange, partition, transfer, abandon, and otherwise deal with all property, real or personal, in such manner, for such consideration, and on such terms and conditions as the Trustee shall decide;

     (f) to retain in cash (pending investment, reinvestment or payment of benefits) any reasonable portion of the Trust Fund and to deposit cash in any depository selected by the Trustee including the banking department of any bank acting as Trustee;

     (g)  to make payments from the Trust Fund in accordance with paragraph
          III-4;

     (h) to compromise, contest, arbitrate, settle or abandon claims and demands;

     (i) to begin, maintain or defend any litigation necessary in connection with the administration of the Trust;

     (j) to have all rights of an individual owner, including the power to give proxies, to vote stocks, to join in or oppose (alone or jointly with others) voting trusts, mergers, consolidations, foreclosures, reorganizations, recapitalizations or liquidations, and to exercise or sell stock subscription or conversion rights;

     (k) to hold securities or other property in the name of the Trustee or any nominee or nominees of the Trustee, or in such other form as the Trustee shall determine, with or without disclosing the Trust relationship, provided that the records of the Trustee shall indicate the actual ownership of such securities or other property;

     (l) to deposit securities with a corporate depository, in which event, the certificates representing securities, including those in bearer form, may be held in bulk form with, and may be merged into, certificates of the same class of the same issuer which constitute assets of other accounts or owners, without certification as to the ownership attached and to participate in and use a bookentry system for the transfer or pledge of securities held by the Trustee or by a corporate depository; provided, however, that the Trustee shall at all times maintain a separate and distinct record of the securities owned by the Trust Fund;

     (m) to retain any funds or property subject to any dispute without liability for the payment of interest, or to decline to make payment or delivery thereof until final adjudication is made by a court of competent jurisdiction;

     (n) to employ agents, attorneys, investment counsel, accountants or other persons (who also may be employed by or represent the Company or any Subsidiary) for such purposes as the Trustee considers desirable;

     (o) to furnish the Company with such information in the Trustee's possession as the Company or any Subsidiary may need for tax or other purposes;

     (p) to perform any and all other acts which are, in the Trustee's judgment, necessary or appropriate for the proper and advantageous management, investment and distribution of the Trust Fund.

     II-6. Common Fund. Subject to the following provisions of this paragraph II-6 and the provisions of paragraph V-2, the Trustee shall not be required to make any separate investment of the Trust Fund for the account of the Plan as applied to the Company or any Subsidiary and may administer and invest all contributions made to the Trustee as one Trust Fund. The Trustee shall not be required to make any separate investment of the Trust Fund for the account of any creditor of the Company or any Subsidiary prior to receipt of directions to make payments to such creditor in accordance with paragraph V-2. If the Trust acquires any policy of insurance on the life of a Participant, such policy, so long as it is held by the Trust, shall be allocated to an Account maintained in the name of the Participant.

                                  ARTICLE III
                                  -----------

                  Accounting and Distribution of Trust Assets
                  -------------------------------------------

     III-1. Employer Accounts. The Trustee shall maintain a bookkeeping Account in the name of the Company and each Subsidiary which will reflect:

     (a)  the contributions made by it to the Trust Fund;

     (b) the income, losses and appreciation or depreciation in the value of Trust assets resulting from investment of the Trust Fund to the extent such items are attributable to such contributions;

     (c) payments made from the Trust Fund to Participants employed or formerly employed by it;

     (d)  payments made from the Trust Fund to its creditors; and

     (e) any other amounts charged to its Account, including its share of compensation and expenses described in paragraph IV-1.

As of the last day of each calendar year and such other times as the Asset Management Committee shall direct, such Accounts shall be appropriately adjusted in accordance with uniform rules established by the Trustee to reflect the then net worth of the Trust Fund, as determined as of that date by the Trustee. The Trustee may rely on any certificate by the Asset Management Committee with respect to the portion of each contribution to the Trust and each payment from the Trust which is attributable to the Company and each Subsidiary.

     III-2. Participant Accounts. The Trustee shall maintain a bookkeeping Account in the name of each Participant to reflect the benefit to which a Participant shall be entitled under the

Plan (determined in accordance with the following provisions of this paragraph) and the cash value of any policy of insurance allocated to the Participant's Account in accordance with paragraph II-6. Each such Account shall be adjusted solely in accordance with the following provisions of this paragraph III-2 and the Trustee shall have no other obligation to adjust such Account. Within the first ten days of each calendar year, and at such additional times as it shall from time to time determine, the Asset Management Committee shall furnish the Trustee with a written benefit statement with respect to each Participant reflecting:

     (a) the aggregate monthly benefit payable to the Participant under the Plan and the Ameritech Management Pension Plan (the Pension Plan") as of the earliest date on which the Participant could commence receiving such a monthly benefit if he ceased to be an employee of the Company and the Subsidiaries as of the first day of that year (or if he has already ceased to be an employee or is a survivor or beneficiary of a former employee, the aggregate monthly amount to which he is actually entitled);

     (b) the portion of the amount set forth in subparagraph (a) which is attributable to the Plan and the portion which is attributable to the Pension Plan; and

     (c) the lump sum payment that would be payable to the Participant under the Plan if a Change in Control occurred as of the first day of that year.

Upon receipt of any such benefit statement, the Trustee shall adjust each Participant's Account accordingly; provided, however, that, except to the extent provided in the following sentence, (i) any reduction in the amount described under subparagraph (a) above with respect to any Participant shall be disregarded, and (ii) any reduction in the amount described under subparagraphs
(b) or (c) above shall be disregarded except to the extent that such reduction is certified by the independent actuary of the Pension Plan to be attributable to an increase in the maximum benefit permitted under law to be paid to the Participant under the Pension Plan. Notwithstanding the preceding sentence, the Trustee shall adjust a Participant's Account to reflect any reduction attributable to a payment to the Participant or his beneficiary on account of the Participant which has been verified to the Trustee by the Asset Management Committee or any forfeiture under the terms of the Plan which has been verified to the Trustee by the Asset Management Committee prior to the occurrence of a Change in Control, as defined in paragraph III-5.

     III-3. Statement of Accounts. Within 60 days after the last day of each calendar year, the Trustee shall furnish to the Company and each Subsidiary a written report showing the fair market value of the Trust Fund as of that date, and all investments of the Trust Fund, and receipts and disbursements and other transactions made by the Trustee during that calendar year, with respect to the Trust Fund and all adjustments made to the Accounts of the Company and each Subsidiary and each Participant with respect to which an Account has been established. The records of the Trust as applied to the Company or any Subsidiary may be audited at any time and from time to time by the Company or such Subsidiary. At the request of the Company, the Trustee shall furnish to the Company or any Subsidiary or Committee such other information which it possesses and which the Committee reasonably requires for the administration of the Plan.

     III-4. Benefit Payments. Subject to the provisions of paragraph V-2, the Trustee shall make payments to Participants in such amounts and at such times as the Asset Management Committee may certify to the Trustee, subject to the following:

     (a) The Trustee shall have no responsibility to inquire as to whether a payee is entitled to the payment, or as to whether a payment is proper, and shall have no liability for a payment made in good faith without actual notice or knowledge of the changed condition or status of the payee.

     (b) If any check for any payment directed to be made from the Trust Fund has been mailed by the Trustee, by regular United States mail, to the last address of the payee furnished to the Trustee and is returned unclaimed, the Trustee shall notify the Asset Management Committee.

     (c) The Trustee may reserve such reasonable amount from any payment as it shall deem necessary to pay any estate, inheritance, income or other tax, charge or assessment attributable to any payment or may require such release or other document from any taxing authority and such indemnity from the intended payee as the Trustee shall deem necessary for its protection.

     (d) Subject to the provisions of paragraph V-2, upon receipt of a notice of a Change in Control in accordance with paragraph III-5, the Trustee shall make a lump sum payment to each Participant equal to his then Account balance within 15 days thereafter, except to the extent that the Asset Management Committee provides the Trustee with (i) satisfactory evidence of a payment to such Participant from the other general assets of the Company and the Subsidiaries or (ii) a copy of a currently effective written election of the Participant not to receive a lump sum payment of his Plan benefits upon a Change in Control. If the assets of the Trust Fund are not sufficient to pay all such lump sum amounts, the policies, if any, held by the Trustee on the life of each Participant shall be distributed to such Participant, and the assets of the Trust Fund other than policies of insurance shall be distributed to such Participants, pro rata, according to their Account balances after reduction thereof by the cash value of such policies.

     (e) If a monthly benefit payment or a lump sum payment required under the terms of the Plan has not been made to a Participant (whether due to the failure of the Asset Management Committee to notify the Trustee as required by this paragraph or otherwise), then the Participant may notify the Trustee thereof and request payment in writing. The Trustee shall notify the Asset Management Committee within 15 days of the receipt of such payment request. If the Asset Management Committee does not provide the Trustee with satisfactory evidence of the payment of any amount to which the Participant is entitled within 15 days of the date the Trustee notifies the Asset Management Committee of the payment request, subject to the provisions of paragraph V-2 the Trustee shall make such monthly or lump sum payment to the Participant to the extent of his Account balance, and shall notify the Asset Management Committee thereof.

     (f) Any payment under the Trust may be made in cash or in kind in the discretion of the Trustee; provided, however that after a Change in Control a Participant may elect to have payment of any policy of insurance on his life paid by distribution in kind or by surrender of the policy to the insurance company and payment of the cash proceeds to the Participant.

     III-5. Change in Control. For purposes of the Trust, the term "Change in Control" means a change in the beneficial ownership of the Company's voting stock or a change in the composition of the Company's Board of Directors which occurs as follows:

     (a) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) is or becomes a beneficial owner, directly or indirectly, of stock of the Company representing twenty percent or more of the total voting power of the Company's then outstanding stock;

     (b) a tender offer is made for the stock of the Company, which has not been negotiated and approved by the Board of Directors of the Company, and one of the following occurs:

           (i) the person making the offer owns or has accepted for payment stock of the Company representing twenty percent or more of the total voting power of the Company's stock; or

          (ii) three business days before the offer is to terminate (unless the offer is withdrawn first) such person could own, by the terms of the offer plus any shares owned by such person, stock representing fifty percent or more of the total voting power of the Company's outstanding stock when the offer terminates; or

     (c) during any period of twenty four consecutive months there shall cease to be a majority of the Board of Directors comprised as follows: individuals who at the beginning of such period constitute the Board of Directors and any new Director(s) whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved.

The Secretary of the Company and the Asset Management Committee shall each promptly notify the Trustee of the occurrence of a Change in Control.

                                   ARTICLE IV
                                   ----------

                      Compensation, Expenses and Liability
                      ------------------------------------

     IV-1. Compensation and Expenses. The Company agrees to pay the Trustee reasonable compensation in accordance with the Trustee's customary fee schedule as in effect from time to time and to pay all of the Trustee's expenses, taxes and charges (including fees of persons employed by it in accordance with subparagraph II-5(n)) incurred in connection with the collection, administration, management, investment, protection and distribution of the Trust Fund.

     IV-2. Liability of Trustee. The Trustee shall not be liable for any act or failure to act in the performance of duties under this Agreement, unless such action or failure to act was dishonest, constituted gross negligence or was in willful violation of the law. The Trustee shall not be liable for following in good faith any direction of the Asset Management Committee given in accordance with the terms of this Agreement.

                                   ARTICLE V
                                   ---------

                               Trust Fund Assets
                               -----------------

     V-1. Reversion to Company. Subject to the provisions of paragraph V-2, on and after the date on which the Trust becomes irrevocable under paragraph X-1, no part of the corpus or income of the Trust Fund shall revert to the Company or any Subsidiary or be used for, or diverted to, purposes other than the exclusive benefit of the Participants; provided, however, that if any portion of an Account maintained in the name of the Company or any Subsidiary remains after the satisfaction of all liabilities of the Trust with respect to all Participants who were previously employed by, or are entitled to benefits by reason of being a survivor or beneficiary of an employee of, the Company or such Subsidiary such amounts shall be returned to the Company or such Subsidiary.

     V-2. Claims of Creditors. Notwithstanding any provision of this Trust Agreement, any property held in the Trust Fund shall be treated as an asset of the Company and the Subsidiaries and shall be subject to the claims of the general creditors of the Company and each Subsidiary to the extent of their respective Accounts under the Trust if such claims are not satisfied by payment from the other general assets of the Company or the Subsidiary, as the case may be, because of the Company's or Subsidiary's Insolvency (as described below). The Chairman of the Board of Directors and the Chief Executive Officer of the Company and each Subsidiary shall notify the Trustee of the Insolvency of the Company or such Subsidiary within 3 days of receipt of knowledge of such Insolvency. Upon receipt, and only upon receipt, of such notice or an applicable court order, the Trustee shall hold assets of the Trust Fund equal to the Company's or Subsidiary's Account for the benefit of its general creditors, and shall suspend payment of benefits under the Trust which would be charged to such Account until the Trustee has determined that the Company or Subsidiary is no longer Insolvent or pursuant to a court order. The Trustee shall have no duty to inquire whether the Company or any Subsidiary is Insolvent. The Trustee may rely on such evidence concerning the Company's or any Subsidiary's insolvency as may be furnished to the Trustee by the

Company or Subsidiary. The Company or any Subsidiary shall be considered as "Insolvent" for purposes of this Trust Agreement it is (i) unable to pay its debts generally as they become due (ii) engaged as a debtor in a proceeding under the Bankruptcy Code (11 U.S.C. (S) 101 et. seq.).

     V-3. Claims of Participants. Neither the Participants nor the Plan shall have any preferred claim on, or any beneficial ownership in, any assets of the Trust, or be entitled to any payment from the Trust, except to the extent that payment is due and unpaid, and all rights of a Participant created under the Plan and this Trust shall constitute unsecured contractual rights of the Participant. It is intended that neither the Plan nor the Trust be subject to the provisions of part 4 of title I of the Employee Retirement Income Security Act of 1974, as amended, and neither the Participants nor the Plan shall have any right to require the Company or any Subsidiary to make any contribution to the Trust. To the extent the assets of the Trust are insufficient to pay all benefits of a Participant when due, the Company and the Subsidiaries shall continue to be liable to the Participant for such benefit payments in accordance with the terms of the Plan.

                                   ARTICLE VI
                                   ----------

                            Adoption by Subsidiaries
                            ------------------------

     Any subsidiary of the Company which is at least 80% owned directly or indirectly by the Company may become a party of this Trust Agreement by:

     (a) filing with the Asset Management Committee and the Trustee a certified copy of a resolution of its Board of Directors to that effect; and

     (b) filing with the Trustee a writing of the Asset Management Committee consenting thereto.

                                  ARTICLE VII
                                  -----------

                                  Tax Matters
                                  -----------

     VII-1. Nature of Trust. This Trust Agreement is intended to constitute a grantor trust, as described in section 671 of the Code. The Company and the Subsidiaries agree that all income of the Trust is attributable to them as owners of the Trust assets for income tax purposes and will be income to the Company and the Subsidiaries.

     VII-2. Federal and State Reporting Requirements. The Trustee shall withhold Federal, state and local taxes which are assessable on amounts paid to the Participants at such rate, if any, as may be certified by the Company as the appropriate rate under applicable laws, or such larger amounts as may be requested by the Participant, and shall transmit the amount withheld either (i) to the Company which shall deposit and report such amounts to the applicable taxing authority or (ii) to the applicable taxing authority at the direction of the Company. The Company and the Trustee shall furnish to the Participants all withholding and benefit payment information with respect to amounts transmitted by them to the applicable taxing authorities as soon as practicable after the end of each calendar year.

     VII-3. Tax Matters. If the Internal Revenue Service determines that a Participant is subject to Federal income taxation on any amounts held in the Trust for his benefit in a calendar year prior to the calendar year in which he would otherwise receive such benefits in accordance with the terms of his benefit statement, the Trustee shall distribute the amount of the benefits determined to be taxable to the Participant as soon as practicable.

                                  ARTICLE VIII
                                  ------------

                                 Miscellaneous
                                 -------------

     VIII-1. Disagreement as to Acts. If there is a disagreement between the Trustee and anyone as to any act or transaction reported in any accounting, the Trustee shall have the right to have its account settled by a court of competent jurisdiction.

     VIII-2. Persons Dealing With Trustee. No person dealing with the Trustee shall be required to see to the application of all money paid or property delivered to the Trustee, or to determine whether or not the Trustee is acting pursuant to any authority granted under this Trust Agreement.

     VIII-3. Benefits May Not Be Assigned or Alienated. The interests of any Participant under the Trust may not be voluntarily or involuntarily assigned or alienated or encumbered.

     VIII-4. Evidence. Evidence required of anyone under this Trust Agreement may be by certificate, affidavit, document or other instrument which the person acting in reliance thereon considers pertinent and reliable, and signed, made or presented by the proper party.

     VIII-5. Waiver of Notice. Any notice required under this Trust Agreement may be waived by the person entitled thereto.

     VIII-6. Counterparts. This Trust Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and no other counterpart need be produced.

     VIII-7. Governing Laws. This Trust Agreement shall be construed and administered according to the laws of the State of Illinois.

     VIII-8. Successors. Etc.. The provisions of this Trust Agreement shall be binding on the Company, the Subsidiaries and the Trustee and their successors and the Participants and their respective heirs and legal representatives. Neither the Company nor any Subsidiary will merge or consolidate with any other corporation or liquidate or dissolve without making suitable arrangements for the fulfillment of all of its obligations under this Trust Agreement and the Plan.

     VIII-9. Service of Legal Process. If the Trustee receives service of summons, subpoena or other legal process of any court with respect to any action relating to the Plan or this Trust Agreement, it shall, as soon as practicable, inform the Company and the Subsidiaries of such service and the Trustee shall promptly provide the Company and the Subsidiaries with a copy of the document served.

     VIII-10. Action by Company and Subsidiaries. Any action required or permitted by the Company or any .Subsidiary under this Trust Agreement shall be by resolution or its Board or Directors or by a person or persons designated by resolution of its Board of Directors.

                                   ARTICLE IX
                                   ----------

                               Changes of Trustee
                               ------------------

     IX-1. Resignation. A Trustee may resign at any time by giving ninety days' advance written notice to the Company and the Participants. Prior to the effective date of any such resignation, the Company shall appoint a successor trustee which is a corporation with not less than $1 billion in trust assets.

     IX-2. Removal of Trustee. With the consent of all of the Participants, the Company, by action of its Board of Directors or of a person designated by resolutions of its Board of Directors, may remove any Trustee by giving thirty days' advance written notice to the Trustee, subject to providing the removed Trustee with satisfactory written evidence of the appointment of a successor Trustee with not less than $1 billion in trust assets and of the successor Trustee's acceptance of the trusteeship.

     IX-3. Duties of Resigned or Removed Trustee and of Successor Trustee. If the Trustee resigns or is removed, such resigned or removed Trustee shall promptly transfer and deliver the assets of the Trust Fund to the successor Trustee, after reserving such reasonable amount as it shall deem necessary to provide for expenses and any sums chargeable against the Trust Fund for which it may be liable. Within 120 days, the resigned or removed Trustee shall furnish to the Company and the successor Trustee an account of the administration of the Trust from the date of the last account. Each successor Trustee shall succeed to the title to the Trust Fund vested in his predecessor without the signing or filing of any further instrument, but any resigned or removed Trustee shall execute all documents and do all acts necessary to vest such title of record in any successor Trustee. Each successor Trustee shall have all the powers, rights and duties conferred by this agreement as if originally named as Trustee. No successor Trustee shall be personally liable for any act or failure to act of a predecessor Trustee.

                                   ARTICLE X
                                   ---------

                     Amendment, Revocation and Termination
                     -------------------------------------

     X-1. Amendment and Revocation. This Trust Agreement and the Trust created hereby may be revoked by the Company at any time prior to receipt of either a private letter ruling from the Internal Revenue Service or an opinion of counsel as to the tax effects of the Trust which is, in either case, satisfactory to the Company. The Asset Management Committee shall advise the Trustee in writing of the Company's receipt of such a letter ruling or opinion of counsel. Thereafter, this Trust Agreement and the Trust created hereby may not be revoked by the Company. The Company may amend this Trust Agreement from time to time provided that no amendment shall materially change the rights, duties and responsibilities of the Trustee without its consent; and provided, further, that on and after the date on which the Trust becomes irrevocable under the foregoing provisions of this paragraph X-1, no amendment shall:

     (a) permit any assets of the Trust Fund to be used for any purpose other than the payment of plan benefits to Participants except as provided in Article V;

     (b) reduce or impair the right of any Participant to receive any amount credited to his Account or any amount to which he may otherwise become entitled under this Trust Agreement; or

     (c)  modify the terms of this Article X.

     X-2. Termination. Unless otherwise revoked in accordance with the provisions of Article X-1, this Trust Agreement shall continue in effect until such time as all of the assets of the Trust Fund have been distributed to the Participants or all liabilities with respect to the Participants under the Plan have been satisfied.

     IN WITNESS WHEREOF, the Company and the Trustee have caused these presents to be signed and their corporate seals to be hereunto affixed the day and year first above written.

                                    AMERICAN INFORMATION
                                     TECHNOLOGIES CORPORATION



                                    By
                                      ------------------------------
                                      Its
                                         ---------------------------

ATTEST:



--------------------------------
Its
   -----------------------------

                                    HARRIS TRUST AND SAVINGS BANK



                                    By
                                      ------------------------------
                                      Its  Vice President
                                         ---------------------------

ATTEST:



--------------------------------
Its
   -----------------------------